Exhibit 3.3

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“WLH ACQUISITION CORP.”, A DELAWARE CORPORATION,

WITH AND INTO “WILLIAM LYON HOMES” UNDER THE NAME OF “WILLIAM LYON HOMES”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FIFTH DAY OF JULY, A.D. 2006, AT 5:17 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
3070283 8100M 060699393	AUTHENTICATION: DATE:	4926827 07-25-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:17 PM 07/25/2006
FILED 05:17 PM 07/25/2006
SRV 060699393 - 3070283 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WLH ACQUISITION CORP.

WITH AND INTO

WILLIAM LYON HOMES

Pursuant to Section 253 of the

General Corporation of Law of the State of Delaware

WLH Acquisition Corp., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of the Company with and into William Lyon Homes, a Delaware corporation (the “Subsidiary”), with the Subsidiary remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns at least 90% of the outstanding shares of each class of capital stock of the Subsidiary of which class there are outstanding shares.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on July 25, 2006, determined to merge the Company with and into the Subsidiary pursuant to Section 253 of the DGCL:

WHEREAS, WLH Acquisition Corp., a Delaware corporation (the “Company”), owns at least 90% of the outstanding shares of each class of capital stock of William Lyon Homes, a Delaware corporation (“Subsidiary”), of which class there are outstanding shares; and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Company be merged with and into Subsidiary pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”);

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Company be merged with and into Subsidiary (the “Merger”); and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall be converted into and shall automatically become one share of common stock of the surviving company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary (other than shares of capital stock of Subsidiary owned by the Company or Subsidiary and held in its treasury or owned by one of its subsidiaries and other than shares of capital stock of Subsidiary held by a person who has properly demanded appraisal of such shares in accordance with Section 262 of the DGCL) shall be canceled and converted into the right to receive $109.00, without interest (the “Merger Consideration”); and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary owned by the Company or Subsidiary and held in its treasury or owned by one of its subsidiaries shall be canceled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that each share of capital stock of Subsidiary held by a person who has properly demanded appraisal of such share in accordance with Section 262 of the DGCL shall not be converted into the right to receive the Merger Consideration, but shall become the right to receive such consideration as may be determined to be due to such holder pursuant to the procedures set forth in Section 262 of the DGCL; and it is further

RESOLVED, that by virtue of the Merger the Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall remain unchanged and shall be the certificate of incorporation of the surviving corporation; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger.

FOURTH: Subsidiary shall be the surviving corporation of the Merger.

FIFTH: The Certificate of Incorporation of Subsidiary as in effect immediately prior to the effective time of the Merger shall remain unchanged and shall be the certificate of incorporation of the surviving corporation.

SIXTH: The Merger has been approved by the written consent of all the stockholders of the Company in accordance with Sections 228 and 253 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 25th day of July, 2006.

WLH ACQUISITION CORP.

By:
Name:	William H. Lyon
Office:	Vice President